Exhibit 3.4


DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(778) 684-5708
Website:  secretaryofstate.biz

                                                          Entity #
                                                          E0605032005-3
                                                          Document Number
                                                          20050382456-05

                                                          Date Filed:
                                                          9/1/2005 3:34:33 PM
                                                          In the office of

                                                          /s/ Dean Heller

                                                          Dean Heller
                                                          Secretary of State

                                                           ABOVE SPACE FOR
                                                           OFFICE USE ONLY


                            ARTICLES OF INCORPORATION
                              (PURSUANT TO HRS 78)

Important:  Read attached Instructions before completing form.

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1.  Name of                     Our Best Wishes, Inc.
    Corporation:
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2.  Resident Agent              Incorp Financial Services
    Name and Street             3155 E. Patrick Lane
    Address:                    Las Vegas, NV 89120

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3.  Shares:                     Number of shares with par value:    100,000,000
                                Par Value                                 0.001
                                Number of shares without par value:
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4.  Names and                   Phil E. Ray
    Addresses                   6521 Ocaso Drive
    of Board of                 Castle Rock, CO 80108
    Directors/Trustees:

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5.  Purpose:                    The purpose of this Corporation shall be:

                                Any lawful business

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6.  Name, Address               /s/ Phil E. Ray
    and Signature               6521 Ocaso Drive
    of Incorporator:            Castle Rock, CO 80108

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7.  Certificate of              I hereby accept appointment as Resident Agent
    Acceptance of               for the above named corporation,
    Appointment of
    President Agent:            See Attached            Date:

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Note:  See Attached Articles of Incorporation

DEAN HELLER
Secretary of State
206 North carson Street
Carson City, Nevada 89701-4299
(778) 684-5708
Website:  secretaryofstate.biz


RESIDENT AGENT ACCEPTANCE

General Instructions for this form:
  1. Please print legibly or type: Black ink only.
  2.  Complete all fields.
  3. Ensure that document is signed in signature field.

In the matter of  Our Best Wishes, Inc.

I, Incorp. Services, Inc.

hereby state that on August 30th, 2005 I accepted the appointment as resident agent for the above named business entity. The street address of the resident agent in this state is as follows:

3155 East Patrick Lane                                          Suite 1
Las Vegas,                              NEVADA                  89120-3481



Signature:

/s/ Dan Heller                                                  8/30/05
-----------------------------------------------                 ----------------
Authorized Signature                                            Date

                            ARTICLES OF INCORPORATION
                                       OF
                              OUR BEST WISHES, INC.

     The undersigned Incorporator, being a natural person of the age of eighteen
(18) years or more and desiring to form a body corporate under the laws of the State of Nevada, does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Nevada these Articles of Incorporation:

                                    ARTICLE I
                                      NAME

     The name of the Corporation is: Our Best Wishes, Inc.

                                   ARTICLE II
                               PERIOD OF DURATION

     This Corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Nevada unless dissolved according to law.

                                   ARTICLE III
                                CAPITAL STRUCTURE

     Section 1. Authorized Capital. The Corporation is authorized to issue two classes of stock to be designated, respectively, Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of capital stock that the Corporation shall have authority to issue is Fifty Million (50,000,000). The total number of shares of Preferred Stock the Corporation shall have authority to issue is Five Million (5,000,000). The total number of shares of Common Stock the Corporation shall have authority to issue is Forty Five Million (45,000,000). The Preferred Stock shall have a par value of $0.001 and the Common Stock shall have a par value of $0.001.

         Section 2. Preferred Stock. The Corporation, by resolution of its Board of Directors, may divide and issue the Preferred Stock in series. Preferred Stock of each series when issued shall be designated to distinguish them from the shares of all other series. The Board of Directors is hereby expressly vested with the authority to divide the class of Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by these Articles of Incorporation and the Nevada Corporation Code in respect to the following:

     1. The number of shares to constitute such series, and the distinctive designations thereof;

          (a) The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;
          (b) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;
          (c) The amount payable upon shares in event of involuntary liquidation;
          (d) The amount payable upon shares in event of voluntary liquidation;
          (e) Sinking fund or other provisions, if any, for the redemption or purchase of shares;
          (f) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;
          (g) Voting powers, if any; and
          (h) Any other relative rights and preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

     Section 3. Common Stock. The holders of the Common Stock shall be entitled to one vote for each share of Common Stock held by them of record at the time for determining the holders thereof entitled to vote.

     The rights of holders of Common Stock to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation shall be subject to the preferences, limitations and relative rights of the Preferred Stock fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the Corporation providing for the issuances of one or more series of the Preferred Stock.

     Section 4. Assessment and Consideration. The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

     Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and, upon the receipt of said consideration, when issued shall be fully paid and nonassessable shares.

                                   ARTICLE IV
                                OFFICES AND AGENT

     Section 1. Initial Registered Office and Initial Registered Agent. The address of the Corporation's initial registered office and the name of its initial registered agent at that office are: Incorp Services, Inc. 3155 E. Patrick Lane, Suite 1, Las Vegas, Nevada 89120

     Section 2. Initial Principal Office. The address of the Corporation's initial principal office is:
                               558 Castle Pines Pkwy  Suite B4-158
                               Castle Rock, Colorado  80108

                                    ARTICLE V
                                    PURPOSES

     The purposes for which the Corporation is organized are as follows:

          (a) To engage in all lawful business; and

          (b) To have, enjoy and exercise all of the rights, powers and privileges conferred upon corporations incorporated pursuant to Nevada law, whether now or hereafter in effect and whether or not herein specifically mentioned.

     The foregoing enumeration of purposes and powers shall not limit or restrict in any manner the transaction of other business, the pursuit of other purposes, or the exercise of other and further rights and powers that may now or hereafter be permitted or provided by law.

                                   ARTICLE VI
                        QUORUM FOR SHAREHOLDERS' MEETINGS

     Unless otherwise provided in the bylaws, fifty on percent (51%) of the outstanding shares shall constitute a quorum at any meeting of shareholders.


                                   ARTICLE VII
                               BOARD OF DIRECTORS

     The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors.

     The number of directors shall be fixed in accordance with the bylaws.

                                  ARTICLE VIII
                                CUMULATIVE VOTING

     Cumulative voting shall not be permitted in the election of directors.

                                   ARTICLE IX
                                PREEMPTIVE RIGHTS

     No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any unissued shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation or securities convertible into shares or carrying stock purchase warrants or privileges.

                                    ARTICLE X
                        LIMITATION ON DIRECTOR LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate or limit the liability of a director to the Corporation or to its shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) acts specified in Section 78.7502 and other sections of the Nevada Corporation Code; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Nevada Corporation Code is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Nevada Corporation Code as so amended. Any repeal or modification of this Article X shall not adversely affect any right or protection of a director of the Corporation under this Article X, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article X, prior to such repeal or modification.

                                   ARTICLE XI
                                 INDEMNIFICATION

     The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees and costs of litigation) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan.

     The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

                                   ARTICLE XII
                              INTERESTED CONTRACTS

     No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, firm association, or entity in which one or more of its directors are directors or officers or are financially interested, shall be void or voidable solely for this reason, or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transactions or solely because their votes are counted for such purpose if (i) the material facts of such relationship or interest and as to the contract or transaction are disclosed or known to the Board of Directors or committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even through the disinterested directors be less than a quorum; or (ii) the material facts of such relationship or interest and as to the contract or transaction are disclosed or known to the shareholders entitled to vote, and the contract or transaction is specifically approved in good faith by the vote of the shareholders; or (iii) the contract or transaction is fair and reasonable to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

                                  ARTICLE XIII
                           INITIAL BOARD OF DIRECTORS

     The initial board of directors of the Corporation shall consist of not less than 1 and not more than 9 members. The names of the initial directors are:

     NAME: Phil E. Ray

                                   ARTICLE XIV
                                  INCORPORATOR

     The name and address of the incorporator is: Phil E. Ray 6521 Ocaso Drive, Castle Rock, Colorado 80108


                                   ARTICLE XV
                                   RESERVATION

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or thereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

                                   ARTICLE XVI
                             EFFECTIVE DATE AND TIME

     These Articles of Incorporation shall become effective upon filing.

     On behalf of Our Best Wishes, Inc., the undersigned, by his signature below, does hereby confirm, under penalty of perjury, that the foregoing Articles of Incorporation of Our Best Wishes Inc. constitute the act and deed of Our Best wishes, Inc. and the facts stated herein are true.

     Our Best Wishes, Inc. hereby consents to the appointment as the initial registered agent for the Corporation.

                                Registered Agent:
 Incorp Services, Inc.  3155 E. Patrick Lane, Suite 1, Las Vegas, Nevada  89120

IN WITNESS WHEREOF, the above-named incorporator has signed these Articles of Incorporation this 30st day of August, 2005.

                                                 /s/ Phil E. Ray
                                                 -------------------------
                                                 Phil E. Ray, Incorporator